                                                Filed Pursuant to Rule 424(b)(3)

                                           Registration Statement No. 333-112367

   PRICING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT NO. 372 DATED FEBRUARY 6,
                                2004 -- NO. 445

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------
                                   $7,500,000
           4.5% Aggregate Mandatory Exchangeable Notes due April 2005
           (Exchangeable for Common Stock of a Basket of Five Stocks)
                             ----------------------
     This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of Applied Materials, Inc., Broadcom Corporation, Sanmina-SCI Corporation, SanDisk Corporation and Xilinx, Inc. with each stock having a relative weight on the trade date of 20%

FACE AMOUNT: each offered note will have a face amount equal to $100.00; the aggregate face amount for all the offered notes is $7,500,000

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE ISSUER:  99.95% of the face amount

TRADE DATE:  October 5, 2004

SETTLEMENT DATE (ORIGINAL ISSUE DATE): October 13, 2004

STATED MATURITY DATE: April 13, 2005, unless extended for up to six business days

INTEREST RATE (COUPON):  4.5% per year

INTEREST PAYMENT DATES: January 13 and April 13, commencing on January 13, 2005 and ending on the stated maturity date

REGULAR RECORD DATES: for the interest payment dates specified above, five business days before the January 13 and April 13

CUSIP NO.:  38143Y202

     Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of this pricing supplement and on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.
                             ----------------------
                   PRICING SUPPLEMENT DATED OCTOBER 5, 2004.

PRINCIPAL AMOUNT:                     On the stated maturity date, each offered
                                      note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100.00. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                                      Please note that the amount you receive
                                      for each $100.00 of outstanding face
                                      amount on the stated maturity date could be substantially less than $100.00 and will not in any event exceed $135.00, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:           The initial stock price for each of the
                                      basket stocks is as follows:

                                                   1.   Applied Materials, Inc. .....   $17.224 per share
                                                   2.   Broadcom Corporation.........   $29.454 per share
                                                   3.   Sanmina-SCI Corporation......   $ 7.464 per share
                                                   4.   SanDisk Corporation..........   $30.728 per share
                                                   5.   Xilinx, Inc. ................   $28.685 per share

FINAL BASKET STOCK PRICE:             The closing price of one share of the
                                      relevant basket stock on the determination date, subject to anti-dilution adjustment.

DETERMINATION DATE:                   The fifth business day prior to April 13,
                                      2005 unless extended for up to five
                                      business days.

THRESHOLD APPRECIATION PRICE:         For each basket stock, the initial basket
                                      stock price times 1.35. The threshold
                                      appreciation price for each of the basket stocks is as follows:

                                                   1.   Applied Materials, Inc. .....   $23.252 per share
                                                   2.   Broadcom Corporation.........   $39.763 per share
                                                   3.   Sanmina-SCI Corporation......   $10.076 per share
                                                   4.   SanDisk Corporation..........   $41.483 per share
                                                   5.   Xilinx, Inc..................   $38.725 per share

WEIGHTING AMOUNT:                     The weighting amount for each of the
                                      basket stocks is as follows:

                                                   1.   Applied Materials, Inc. .....   1.1612 per note
                                                   2.   Broadcom Corporation.........   0.6790 per note
                                                   3.   Sanmina-SCI Corporation......   2.6795 per note
                                                   4.   SanDisk Corporation..........   0.6509 per note
                                                   5.   Xilinx, Inc. ................   0.6972 per note

THRESHOLD FRACTION:                   For each basket stock, the threshold
                                      appreciation price divided by the final
                                      basket stock price for that basket stock.

NO LISTING:                           The offered notes will not be listed on
                                      any securities exchange or interdealer
                                      market quotation system.

ADDITIONAL RISK FACTORS SPECIFIC
TO YOUR NOTE:                         ASSUMING NO CHANGES IN MARKET CONDITIONS
                                      OR ANY OTHER RELEVANT FACTORS, THE VALUE
                                      OF YOUR NOTE ON THE DATE OF THIS PRICING
                                      SUPPLEMENT (AS DETERMINED BY REFERENCE TO
                                      PRICING MODELS USED BY GOLDMAN, SACHS &
                                      CO.) IS SIGNIFICANTLY LESS THAN THE
                                      ORIGINAL ISSUE PRICE.

                                      The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

                                      If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.

                                      Furthermore, if you sell your note, you
                                      will likely be charged a commission for
                                      secondary market transactions, or the
                                      price will likely reflect a dealer
                                      discount.

                                      There is no assurance that Goldman, Sachs
                                      & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See "Additional Risk Factors Specific to Your Note -- Your Note May Not Have an Active Trading Market" in the accompanying prospectus supplement no. 372.

HYPOTHETICAL PAYMENT AMOUNT:          The tables below show several examples of
                                      hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100.00 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                      The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............          20     $17.224        $23.252        1.1612       $18.9464      $ 22.00
Broadcom Corporation..          20     $29.454        $39.763        0.6790       $32.3994      $ 22.00
Sanmina-SCI
  Corporation.........          20     $ 7.464        $10.076        2.6795       $ 8.2104      $ 22.00
SanDisk Corporation...          20     $30.728        $41.483        0.6509       $33.8008      $ 22.00
Xilinx, Inc. .........          20     $28.685        $38.725        0.6972       $31.5535      $ 22.00
Exchange amount at maturity for each note:                                                      $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 20%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............      20         $17.224        $23.252        1.1612       $20.6688      $ 24.00
Broadcom Corporation..      20         $29.454        $39.763        0.6790       $35.3448      $ 24.00
Sanmina-SCI
  Corporation.........      20         $ 7.464        $10.076        2.6795       $ 8.9568      $ 24.00
SanDisk Corporation...      20         $30.728        $41.483        0.6509       $36.8736      $ 24.00
Xilinx, Inc. .........      20         $28.685        $38.725        0.6972       $34.4220      $ 24.00
Exchange amount at maturity for each note:                                                      $120.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............      20         $17.224        $23.252        1.1612       $15.5016      $18.00
Broadcom Corporation..      20         $29.454        $39.763        0.6790       $26.5086      $18.00
Sanmina-SCI
  Corporation.........      20         $ 7.464        $10.076        2.6795       $ 6.7176      $18.00
SanDisk Corporation...      20         $30.728        $41.483        0.6509       $27.6552      $18.00
Xilinx, Inc. .........      20         $28.685        $38.725        0.6972       $25.8165      $18.00
Exchange amount at maturity for each note:                                                      $90.00

EXAMPLE 4:  THE BASKET STOCK PRICES OF APPLIED MATERIALS, INC. AND BROADCOM
            CORPORATION BOTH DECREASE BY 10%, AND THE BASKET STOCK PRICES OF SANDISK CORPORATION AND XILINX, INC. BOTH INCREASE BY 5%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............      20         $17.224        $23.252        1.1612       $15.5016      $18.00
Broadcom Corporation..      20         $29.454        $39.763        0.6790       $26.5086      $18.00
Sanmina-SCI
  Corporation.........      20         $ 7.464        $10.076        2.6795       $ 7.4640      $20.00
SanDisk Corporation...      20         $30.728        $41.483        0.6509       $32.2644      $21.00
Xilinx, Inc. .........      20         $28.685        $38.725        0.6972       $30.1193      $21.00
Exchange amount at maturity for each note:                                                      $98.00

EXAMPLE 5:  THE BASKET STOCK PRICE OF APPLIED MATERIALS, INC. DECREASES BY 80%,
            THE BASKET STOCK PRICES OF BROADCOM CORPORATION AND SANMINA-SCI CORPORATION BOTH INCREASE BY 5%, AND THE BASKET STOCK PRICES OF SANDISK CORPORATION AND XILINX, INC. BOTH INCREASE BY 20%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............      20         $17.224        $23.252        1.1612       $ 3.4448      $ 4.00
Broadcom Corporation..      20         $29.454        $39.763        0.6790       $30.9267      $21.00
Sanmina-SCI
  Corporation.........      20         $ 7.464        $10.076        2.6795       $ 7.8372      $21.00
SanDisk Corporation...      20         $30.728        $41.483        0.6509       $36.8736      $24.00
Xilinx, Inc. .........      20         $28.685        $38.725        0.6972       $34.4220      $24.00
Exchange amount at maturity for each note:                                                      $94.00

EXAMPLE 6:  ALL BASKET STOCK PRICES INCREASE BY 40%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Applied Materials,
  Inc. ...............      20         $17.224        $23.252        1.1612       $24.1136      $ 27.00
Broadcom Corporation..      20         $29.454        $39.763        0.6790       $41.2356      $ 27.00
Sanmina-SCI
  Corporation.........      20         $ 7.464        $10.076        2.6795       $10.4496      $ 27.00
SanDisk Corporation...      20         $30.728        $41.483        0.6509       $43.0192      $ 27.00
Xilinx, Inc. .........      20         $28.685        $38.725        0.6972       $40.1590      $ 27.00
Exchange amount at maturity for each note:                                                      $135.00

                                      The payment amounts shown above in
                                      examples one to six are entirely
                                      hypothetical; they are based on market
                                      prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                                      Payments on your note are economically
                                      equivalent to the amounts that would be
                                      paid on a combination of other
                                      instruments. For example, payments on your note are economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET STOCK
ISSUERS: According to its publicly available documents, Applied Materials, Inc. develops, manufactures, markets and services integrated circuit fabrication equipment for the worldwide semiconductor industry. Information filed with the SEC by Applied Materials, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-06920.

                                      According to its publicly available
                                      documents, Broadcom Corporation is a
                                      provider of integrated semiconductor
                                      solutions that enable broadband
                                      communications and networking of voice,
                                      video and data services. Information filed with the SEC by Broadcom Corporation under the Exchange Act can be located by referencing its SEC file number:
                                      000-23993.

                                      According to its publicly available
                                      documents, Sanmina-SCI Corporation is an independent global provider of customized, integrated electronics manufacturing services. Information filed with the SEC by Sanmina-SCI Corporation under the Exchange Act can be located by referencing its SEC file number: 000-21272.

                                      According to its publicly available
                                      documents, SanDisk Corporation designs,
                                      develops, manufactures and markets flash storage card products used in a wide variety of electronic systems. Information filed with the SEC by SanDisk Corporation under the Exchange Act can be located by referencing its SEC file number: 000-26734.

                                      According to its publicly available
                                      documents, Xilinx, Inc. designs, develops and markets complete programmable logic solutions. Information filed with the SEC by Xilinx, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-18548.

HISTORICAL TRADING PRICE
INFORMATION:                          Applied Materials, Inc., Broadcom
                                      Corporation, Sanmina-SCI Corporation,
                                      SanDisk Corporation and Xilinx, Inc. are traded on the Nasdaq National Market
                                      System, under the symbols "AMAT", "BRCM", "SANM", "SNDK" and "XLNX", respectively.
                                      The following tables show the quarterly
                                      high, low and final closing prices as
                                      traded on the Nasdaq National Market
                                      System for Applied Materials, Inc.,
                                      Broadcom Corporation, Sanmina-SCI
                                      Corporation, SanDisk Corporation and
                                      Xilinx, Inc., in each case for the four
                                      calendar quarters in each of 2002, 2003
                                      and 2004, through October 5, 2004. We
                                      obtained the trading price information
                                      shown below from Bloomberg Financial
                                      Services, without independent
                                      verification.

                                  APPLIED MATERIALS, INC.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  27.135   19.745   27.135
                                               Quarter ended June 30 .................  27.760   18.760   19.020
                                               Quarter ended September 30 ............  19.930   11.200   11.550
                                               Quarter ended December 31 .............  17.490   10.350   13.030
                                             2003
                                               Quarter ended March 31 ................  15.700   11.600   12.580
                                               Quarter ended June 30 .................  16.870   12.760   15.840
                                               Quarter ended September 30 ............  22.220   16.010   18.130
                                               Quarter ended December 31 .............  25.610   18.550   22.440
                                             2004
                                               Quarter ended March 31 ................  24.630   20.200   21.330
                                               Quarter ended June 30 .................  22.840   18.030   19.620
                                               Quarter ended September 30 ............  19.000   15.610   16.490
                                               Quarter ending December 31
                                                 (through October 5, 2004) ...........  17.330   17.160   17.330
                                               Closing price on October 5, 2004 ......                    17.330

                                  BROADCOM CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  51.430   30.650   35.900
                                               Quarter ended June 30 .................  38.760   17.540   17.540
                                               Quarter ended September 30 ............  22.290   10.680   10.680
                                               Quarter ended December 31 .............  20.640    9.700   15.060
                                             2003
                                               Quarter ended March 31 ................  19.880   12.350   12.350
                                               Quarter ended June 30 .................  26.770   12.400   24.910
                                               Quarter ended September 30 ............  29.520   20.010   26.660
                                               Quarter ended December 31 .............  37.320   26.780   34.020
                                             2004
                                               Quarter ended March 31 ................  42.460   34.410   39.010
                                               Quarter ended June 30 .................  46.600   37.000   46.600
                                               Quarter ended September 30 ............  44.820   25.520   27.290
                                               Quarter ending December 31
                                                 (through October 5, 2004)............  29.470   28.960   29.330
                                               Closing price on October 5, 2004 ......                    29.330

                                  SANMINA-SCI CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  22.830   10.080   11.750
                                               Quarter ended June 30 .................  13.400    6.220    6.310
                                               Quarter ended September 30 ............   7.080    2.510    2.770
                                               Quarter ended December 31 .............   4.990    1.610    4.490
                                             2003
                                               Quarter ended March 31 ................   5.280    3.530    4.040
                                               Quarter ended June 30 .................   6.550    4.020    6.320
                                               Quarter ended September 30 ............  10.782    6.490    9.660
                                               Quarter ended December 31 .............  12.670    9.370   12.600
                                             2004
                                               Quarter ended March 31 ................  15.310   10.320   11.040
                                               Quarter ended June 30 .................  12.000    8.880    9.100
                                               Quarter ended September 30 ............   8.300    6.370    7.050
                                               Quarter ending December 31
                                                 (through October 5, 2004)............   7.460    7.400    7.400
                                               Closing price on October 5, 2004 ......                     7.400

                                  SANDISK CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  10.850    6.405   10.850
                                               Quarter ended June 30 .................  11.530    4.880    6.200
                                               Quarter ended September 30 ............   8.700    5.830    6.555
                                               Quarter ended December 31 .............  13.995    6.025   10.150
                                             2003
                                               Quarter ended March 31 ................  11.800    7.575    8.410
                                               Quarter ended June 30 .................  20.600    8.290   20.285
                                               Quarter ended September 30 ............  33.375   20.810   31.860
                                               Quarter ended December 31 .............  42.495   27.625   30.600
                                             2004
                                               Quarter ended March 31 ................  36.225   23.750   28.360
                                               Quarter ended June 30 .................  32.670   20.110   21.690
                                               Quarter ended September 30 ............  29.120   19.610   29.120
                                               Quarter ending December 31
                                                 (through October 5, 2004)............  31.200   30.420   30.910
                                               Closing price on October 5, 2004 ......                    30.910

                                  XILINX, INC.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  45.800   34.010   39.860
                                               Quarter ended June 30 .................  43.840   22.430   22.430
                                               Quarter ended September 30 ............  23.600   14.150   15.838
                                               Quarter ended December 31 .............  24.960   13.750   20.600
                                             2003
                                               Quarter ended March 31 ................  27.090   18.700   23.410
                                               Quarter ended June 30 .................  30.510   23.490   25.300
                                               Quarter ended September 30 ............  32.290   24.780   28.430
                                               Quarter ended December 31 .............  39.050   27.980   38.630
                                             2004
                                               Quarter ended March 31 ................  42.900   35.250   37.760
                                               Quarter ended June 30 .................  40.220   32.030   33.310
                                               Quarter ended September 30 ............  31.800   25.440   27.000
                                               Quarter ending December 31
                                                 through (October 5, 2004)............  28.670   28.560   28.620
                                               Closing price on October 5, 2004 ......                    28.620

                                  As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your
                                  Note -- The Market Price of Your Note May Be
                                  Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.